Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2021
BANNOCKBURN, IL., November 4, 2021 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the third quarter ended September 30, 2021.
Third Quarter 2021 Financial Highlights
•Net revenue of $891.9 million, up 14.1% compared to $781.6 million in the third quarter of 2020
•Gross profit of $203.0 million, or 22.8% of net revenue, up 16.5% compared to $174.2 million, or 22.3% of revenue, in the third quarter of 2020
•Net income of $35.5 million, or $0.20 per share, compared to net income of $1.7 million, or $0.01 per share, in the third quarter of 2020
•Adjusted EBITDA of $78.0 million, up 31.7% compared to $59.2 million in the third quarter of 2020
•Cash flow from operations of $51.2 million compared to a cash flow of $48.3 million in the third quarter of 2020
•Cash balances of $200.9 million at the end of the third quarter

John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team continues to execute on our mission of delivering extraordinary patient care in a challenging environment. The third quarter results reflect the dedication of the entire team and our ability to generate profitable growth and significant cash flow. While navigating the current pandemic situation, we are investing for future growth, including the recently announced acquisition of Infinity Infusion Nursing.”

Full Year 2021 Guidance
For the full year 2021, Option Care Health is revising its financial guidance as follows:
•Net Revenue of $3.35 billion to $3.50 billion (unchanged)
•Adjusted EBITDA of $283 million to $288 million
•Cash Flow from Operations of at least $180 million

Conference Call
The Company will host a conference call this morning at 8:30 a.m. E.T. which can be accessed by dialing (866) 360-3136 and referencing conference ID 2812558; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health

Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 5,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key payers; and (v) the spread and impact of the COVID-19 pandemic. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(unaudited)
	September 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$200,856	$99,265
Accounts receivable, net	355,650	328,340
Inventories	189,830	158,601
Prepaid expenses and other current assets	64,848	70,806
Total current assets	811,184	657,012

NONCURRENT ASSETS:
Property and equipment, net	106,788	121,149
Intangible assets, net	343,764	351,052
Goodwill	1,428,610	1,428,610
Other noncurrent assets	95,798	89,616
Total noncurrent assets	1,974,960	1,990,427
TOTAL ASSETS	$2,786,144	$2,647,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$318,561	$282,913
Other current liabilities	167,103	151,110
Total current liabilities	485,664	434,023

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,117,823	1,115,103
Other noncurrent liabilities	85,177	82,589
Total noncurrent liabilities	1,203,000	1,197,692
Total liabilities	1,688,664	1,631,715

STOCKHOLDERS’ EQUITY	1,097,480	1,015,724
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,786,144	$2,647,439

Schedule 2

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
NET REVENUE	$891,937	$781,609	$2,511,446	$2,227,897
COST OF REVENUE	688,969	607,456	1,944,037	1,729,395
GROSS PROFIT	202,968	174,153	567,409	498,502

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	134,633	123,000	388,930	377,198
Depreciation and amortization expense	15,452	16,597	48,410	54,892
Total operating expenses	150,085	139,597	437,340	432,090
OPERATING INCOME	52,883	34,556	130,069	66,412

OTHER INCOME (EXPENSE):
Interest expense, net	(16,000)	(24,583)	(52,717)	(84,102)
Other, net	1,680	(7,554)	(7,825)	(5,958)
Total other expense	(14,320)	(32,137)	(60,542)	(90,060)

INCOME (LOSS) BEFORE INCOME TAXES	38,563	2,419	69,527	(23,648)

INCOME TAX EXPENSE	3,087	756	5,096	2,267
NET INCOME (LOSS)	$35,476	$1,663	$64,431	$(25,915)

Earnings (loss) per share, basic and diluted	$0.20	$0.01	$0.36	$(0.14)

Schedule 3

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$64,431	$(25,915)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization expense	52,820	60,054
Other non-cash adjustments	32,842	39,503
Changes in operating assets and liabilities:
Accounts receivable, net	(27,310)	3,496
Inventories	(31,472)	(39,602)
Accounts payable	35,648	66,508
Other	16,300	(2,316)
Net cash provided by operating activities	143,259	101,728

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(11,744)	(12,871)
Other investing cash flows	—	541
Business acquisitions, net of cash acquired	(18,852)	—
Net cash used in investing activities	(30,596)	(12,330)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	355,200	—
Retirement of debt obligations	(352,009)	(125,000)
Net proceeds from issuance of common stock	—	118,934
Deferred financing costs	(2,880)	—
Other financing cash flows	(11,383)	(10,341)
Net cash (used in) provided by financing activities	(11,072)	(16,407)
NET INCREASE IN CASH AND CASH EQUIVALENTS	101,591	72,991
Cash and cash equivalents - beginning of the period	99,265	67,056
CASH AND CASH EQUIVALENTS - END OF PERIOD	$200,856	$140,047

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Consolidated net income (loss)	$35,476	$1,663	$64,431	$(25,915)
Interest expense, net	16,000	24,583	52,717	84,102
Income tax expense	3,087	756	5,096	2,267
Depreciation and amortization expense	17,115	18,241	52,820	60,054
Consolidated EBITDA	71,678	45,243	175,064	120,508

EBITDA adjustments
Accounting principle changes and non-cash charges	—	—	—	—
Stock-based incentive compensation	2,516	1,170	6,246	2,588
Loss on extinguishment of debt	—	8,349	12,403	8,349
Restructuring, acquisition, integration and other	3,808	4,461	9,342	22,580
Consolidated adjusted EBITDA	$78,002	$59,223	$203,055	$154,025